Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY ANNOUNCES RETIREMENT OF ED DUDLEY, COMPANY’S SENIOR VICE PRESIDENT – SALES AND MARKETING

Durango, Colorado--(September 1, 2022) - Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) (the “Company,” “we” or “RMCF”), an international franchiser and manufacturer of gourmet chocolates and other confectionary products ranked number one on Newsweek's list of “America's Best Retailers 2022” in the chocolate and candy stores category, today announced that Edward L. Dudley, Senior Vice President – Sales and Marketing is retiring, effective September 23, 2022.

Mr. Dudley joined the Company in January 1997 to spearhead its then newly formed Product Sales Development function as Vice President - Sales and Marketing, with the goal of increasing the Company's factory and retail sales. He was promoted to Senior Vice President in June 2001, helping to propel growth of the Company’s Specialty Markets business and launch the Company’s digital commerce business. He has also held numerous leadership roles within the organization over the years, most notably including product development, brand development, marketing, customer service, and more recently manufacturing operations.

“Being part of the Rocky Mountain Chocolate Factory family has been one of the greatest privileges of my life. I’m grateful to have worked alongside an amazing array of talented people who seek to serve customers well and care deeply about one another. I’m excited about the current and future stewards of this iconic brand and the many ways I anticipate they’ll continue strengthening bonds with franchisees and consumers alike for years to come.”

“Ed’s 25 years of dedicated service to RMCF has definitely left its mark on the business,” said Chief Executive Officer Rob Sarlls. “With his leadership and insights, he has positively impacted our culture, as well as the lives and professional careers of many colleagues at the Company. We look forward to building upon Ed’s many contributions to the business and team as we finalize and execute our new strategic initiatives. His retirement is well-earned. We wish Ed and his family much pleasure and success in all future endeavors.”

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., (the “Company”), ranked number one on Newsweek's list of “America's Best Retailers 2022” in the chocolate and candy stores category and headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 325 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

This communication includes statements of RMCF's expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this communication are forward-looking statements. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “look forward,” “will,” “intend,” “believe,” “expect,” “execute,” “anticipate,” “should,” “plan,” “estimate,” “potential,” “prospects,” “build” or similar expressions. For a detailed discussion of the risks and uncertainties that may cause RMCF's actual results to differ from the forward-looking statements, please see the section entitled “Risk Factors” contained in Item 1A. of the RMCF's Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, RMCF undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this presentation or those that might reflect the occurrence of unanticipated events.